Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-284305) and Form S-8 (Nos. 333-279404, 333-270547, 333-228771, 333-204494 and 333-197226) of our report dated May 11, 2026, relating to the consolidated financial statements of VISIONSYS AI INC. (formerly known as TCTM Kids IT Education Inc.), appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

May 11, 2026